Exhibit 10.194.1
AMENDMENT NO. 1 TO
INTERCREDITOR AGREEMENT
     This Amendment No. 1 to Intercreditor Agreement (the “Amendment”) is effective as of March 7, 2006, and amends the INTERCREDITOR AGREEMENT, dated as of February 9, 2006 (the “Agreement”), by and among The Immune Response Corporation, a Delaware corporation (the “Company”), Cheshire Associates, LLC, a Delaware limited liability company, Cornell Capital Partners, L.P., a Delaware limited partnership, and Hudson Asset Partners, LLC, a Delaware limited liability company, as agent for the holders from time to time of the Company’s 8% Senior Secured Convertible Notes and for Qubit Holdings, LLC (“Qubit”) in respect of the 8% senior secured convertible promissory note in the principal amount of $250,000 issued by the Company to Qubit on the same date.
     1. In the third WHEREAS clause of the Agreement, the number “Five Million Dollars ($5,000,000)” is amended to instead read “Eight Million Dollars ($8,000,000).”
     2. Except as expressly amended hereby, the Agreement remains unchanged and in full force and effect.
     3. This Amendment may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute one and the same instrument.
     IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Amendment as of the date first written above.

Secured Parties:

CHESHIRE ASSOCIATES, LLC

By:

Nonmember Manager

CORNELL CAPITAL PARTNERS, L.P.

By: Yorkville Advisors, LLC
Its: General Partner

By:

Name: Mark Angelo
Title: Portfolio Manager

HUDSON ASSET PARTNERS, LLC,
as Agent for the Investors

By:

Name:
Title:

The Company:

THE IMMUNE RESPONSE CORPORATION

By:

Name:
Title: